EXHIBIT 24.2

                         Consent of Independent Auditors

GulfWest Energy, Inc.

We consent to the incorporation by reference in this Registration Statement of GulfWest Energy Inc. on Form S-8 of our report dated March 19, 2004 appearing in and incorporated by reference in the Annual Report on Form 10-K of GulfWest Energy Inc. for the year ended December 31, 2003.

/s/ Weaver & Tidwell LLP
------------------------
Dallas, Texas
February 24, 2005

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